Exhibit 10.12.5
FOURTH AMENDMENT TO THE
MARRIOTT INTERNATIONAL, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

WHEREAS, Marriott International, Inc. (the “Company”) sponsors the Marriott International, Inc. Executive Deferred Compensation Plan (“Plan”), amended and restated effective January 1, 2022;
WHEREAS, Sections 1.15 and 7.3(c) of the Plan permit the Company’s most senior human resources executive (the “HR Officer”) to amend the Plan any time and from time to time, provided that no such amendment materially increases the cost to the Company of maintaining the Plan;
WHEREAS, the HR Officer desires to clarify that, for purposes of consistent administration, all benefits under the Plan are subject to Internal Revenue Code section 409A;
WHEREAS, such amendments do not materially increase the cost to the Company of maintaining the Plan;
NOW THEREFORE BE IT RESOLVED, Plan Section 7.7 (Code Section 409A) is amended by adding the following as a new last sentence, effective October 8, 2025:
“Effective October 8, 2025, all benefits payable under the Plan are treated as subject to the requirements of Code section 409A.”
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IN WITNESS WHEREOF, the HR Officer has adopted this resolution and amendment this 2nd day of December 2025.

/s/ Benjamin T. Breland
BENJAMIN T. BRELAND,
CHIEF HUMAN RESOURCES OFFICER AND EXECUTIVE VICE PRESIDENT, GLOBAL OPERATIONS SERVICES